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                                                                    Exhibit 23.2









             Consent of Independent Register Public Accounting Firm
             ------------------------------------------------------


We have issued our report dated February 18, 2004 accompanying the consolidated financial statements of The Bancorp, Inc. and its subsidiaries for the years ended December 31, 2003, which is included in this Registration Statement and Proxy/Prospectus. We consent to the inclusion in this Amendment No. 3 of the Registration Statement (File No. 333-117385) and Proxy/Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
November 2, 2004